Exhibit 23.2: Consent of BDO USA, LLP

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Clifton Bancorp Inc.

Clifton, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated June 5, 2015, relating to the consolidated financial statements Clifton Bancorp Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015.

/s/ BDO USA, LLP

Woodbridge, New Jersey

August 25, 2015